UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2018

TRIMBLE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14845	94-2802192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Third Supplemental Indenture

On June 7, 2018, Trimble Inc. (“Trimble”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Trimble agreed to issue and sell to the Underwriters $300 million aggregate principal amount of 4.150% Senior Notes due 2023 (the “2023 Notes”) and $600 million aggregate principal amount of 4.900% Senior Notes due 2028 (the “2028 Notes” and together with the 2023 Notes, the “Notes”).

On June 15, 2018, Trimble completed the offering of the Notes.

In connection with the closing of the Notes offering, Trimble entered into the Third Supplemental Indenture, between Trimble and U.S. Bank National Association, as trustee (the “Trustee”), dated as of June 15, 2018 (the “Third Supplemental Indenture”), to the indenture, between Trimble and the Trustee, dated as of October 30, 2014 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of November 24, 2014 (the “First Supplemental Indenture”), and the second supplemental indenture, dated as of October 1, 2016 (the “Second Supplemental Indenture,” and, together with the Base Indenture, the First Supplemental Indenture, and the Third Supplemental Indenture, the “Indenture”).

The 2023 Notes mature on June 15, 2023 and accrue interest at a rate of 4.150% per annum, payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning on December 15, 2018. The interest rate is subject to an interest rate adjustment upon the occurrence of certain credit rating events as described in the Indenture.

The 2028 Notes mature on June 15, 2028 and accrue interest at a rate of 4.900% per annum, payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning on December 15, 2018. The interest rate is subject to an interest rate adjustment upon the occurrence of certain credit rating events as described in the Indenture.

On April 23, 2018, Trimble entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Trimble, Jefferson Merger Sub Inc., a wholly-owned subsidiary of Trimble (“Merger Sub”), Waterfall Holdings, Inc. (“Waterfall”) and Bain Capital Private Equity, LP, solely in its capacity as representative, pursuant to which Trimble will acquire Viewpoint, Inc. (“Viewpoint”), the operating company and an indirect wholly-owned subsidiary of Waterfall (the “Viewpoint Acquisition”). Trimble intends to use a portion of the net proceeds from this offering of the Notes to repay the indebtedness outstanding under its 2018 interim credit facility. The remaining proceeds of the offering, together with the borrowings under Trimble’s new term loan facility and additional borrowings under Trimble’s other credit facilities, will be used to fund the cash consideration and other amounts payable under the Merger Agreement, which includes the repayment of outstanding indebtedness of Viewpoint, and to pay fees and expenses associated with the foregoing. Pending the full application of the net proceeds of this offering of the Notes, Trimble may elect to temporarily repay amounts outstanding under its new revolving facility and its uncommitted facilities. The offering of the Notes is not contingent on the consummation of the Viewpoint Acquisition. If the Viewpoint Acquisition is not consummated, Trimble intends to use the net proceeds from the offering of the 2028 Notes for general corporate purposes and will redeem the 2023 Notes as described below.

If the Viewpoint Acquisition is not consummated on or prior to August 23, 2018 (the “termination date” of the Merger Agreement), or if the Merger Agreement is terminated at any time prior to such date other than as a result of consummating the Viewpoint Acquisition, then Trimble will be required to redeem all of the outstanding 2023 Notes at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest on such notes to, but not including, the special mandatory redemption date. The “special mandatory redemption date” will be the date that is 10 business days following any special mandatory redemption event and will be specified in the notice of special mandatory redemption sent to holders of the 2023 Notes.

Prior to May 15, 2023, Trimble may redeem the 2023 Notes at its option at any time or from time to time, in whole or in part, at a “make-whole” redemption price, plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of 2023 Note holders to receive interest due on the relevant interest payment date. On or after May 15, 2023, Trimble may redeem the 2023 Notes at any time or from time to time, in whole or in part, at 100% of the aggregate principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest thereon.

Prior to March 15, 2028, Trimble may redeem the 2028 Notes at its option at any time or from time to time, in whole or in part, at a “make-whole” redemption price, plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of 2028 Note holders to receive interest due on the relevant interest payment date. On or after March 15, 2028, Trimble may redeem the 2028 Notes at any time or from time to time, in whole or in part, at 100% of the aggregate principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest thereon.

In the event of a change of control triggering event, each holder of the Notes will have the right to require Trimble to purchase for cash all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. The Indenture contains covenants limiting Trimble’s ability to create certain liens, enter into sale and lease-back transactions, and consolidate or merge with or into, or convey, transfer or lease all or substantially all of Trimble’s properties and assets to, another person, each subject to certain exceptions.

The Notes were offered and sold pursuant to Trimble’s shelf-registration statement on Form S-3 (Registration No. 333-224166) under the Securities Act of 1933, as amended. Trimble has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated June 7, 2018, together with the accompanying prospectus, dated April 5, 2018, relating to the offer and sale of the Notes.

In connection with the offering of Notes, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement: the Third Supplemental Indenture, the form of 2023 Note, the form of 2028 Note and the opinion of counsel with respect to the validity of the Notes, each of which is hereby incorporated by reference and attached to this Current Report on Form 8-K as exhibits 4.1, 4.2, 4.3 and 5.1, respectively.

For a complete description of the terms and conditions of the Third Supplemental Indenture and the Notes, please refer to the Third Supplemental Indenture, the form of 2023 Note and the form of 2028 Note filed herewith.

Item 1.02 Termination of a Material Definitive Agreement.

On June 15, 2018, Trimble used a portion of the proceeds of the Notes to repay all obligations outstanding under the $300,000,000 Revolving Credit Agreement (the “2018 Interim Credit Facility”), dated as of February 2, 2018, by and between Trimble and The Bank of Nova Scotia (the “Lender”) and terminated the commitments of the Lender thereunder. Reference is hereby made to Trimble’s Current Report on Form 8-K filed on February 2, 2018 for a description of the terms of the 2018 Interim Credit Facility.

The Bank of Nova Scotia has also provided an uncommitted line of credit to Trimble and is a lender under Trimble’s Credit Agreement, dated as of May 15, 2018, among Trimble, the borrowing subsidiaries from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4.1	Third Supplemental Indenture, dated June 15, 2018, between Trimble and U.S. Bank National Association.

4.2	Form of 4.150% Senior Note due 2023 (included in Exhibit 4.1 above).

4.3	Form of 4.900% Senior Note due 2028 (included in Exhibit 4.1 above).

5.1	Legal Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2018

TRIMBLE INC.,
a Delaware corporation

By:	/s/ Steven W. Berglund
Steven W. Berglund
President and Chief Executive Officer